Eaton Vance

National Limited Maturity Municipal Income Fund

Semiannual Report

September 30, 2013

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and is not subject to the CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report September 30, 2013

Eaton Vance

National Limited Maturity Municipal Income Fund

Table of Contents

Performance	2

Fund Profile	2

Endnotes and Additional Disclosures	3

Fund Expenses	4

Financial Statements	5

Board of Trustees’ Contract Approval	25

Officers and Trustees	28

Important Notices	29

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Performance1,2

Portfolio Manager William H. Ahern, Jr., CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	06/27/1996	05/22/1992	–2.95%	–2.17%	4.83%	3.46%
Class A with 2.25% Maximum Sales Charge	—	—	–5.14	–4.36	4.35	3.22
Class B at NAV	05/22/1992	05/22/1992	–3.41	–2.90	4.04	2.68
Class B with 3% Maximum Sales Charge	—	—	–6.27	–5.74	4.04	2.68
Class C at NAV	12/08/1993	05/22/1992	–3.41	–2.94	4.05	2.67
Class C with 1% Maximum Sales Charge	—	—	–4.36	–3.89	4.05	2.67
Class I at NAV	10/01/2009	05/22/1992	–2.88	–2.02	4.92	3.50
Barclays 7 Year Municipal Bond Index	—	—	–1.69%	–0.84%	5.80%	4.45%

% Total Annual Operating Expense Ratios[3]			Class A	Class B	Class C	Class I
			0.66%	1.41%	1.41%	0.51%

% Distribution Rates/Yields[4]			Class A	Class B	Class C	Class I
Distribution Rate			3.58%	2.80%	2.81%	3.74%
Taxable-Equivalent Distribution Rate			6.33	4.95	4.96	6.61
SEC 30-day Yield			2.18	1.49	1.49	2.37
Taxable-Equivalent SEC 30-day Yield			3.85	2.63	2.63	4.19

Fund Profile

Credit Quality (% of total investments)5

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

2

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Endnotes and Additional Disclosures

[1]

Barclays 7 Year Municipal Bond Index is an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 6-8 years. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[2]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class I is linked to Class A. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[3]	Source: Fund prospectus.

[4]

The Distribution Rate is based on the Fund’s last regular distribution per share in the period (annualized) divided by the Fund’s NAV at the end of the period. The Fund’s distributions may be composed of ordinary income, tax-exempt income, net realized capital gains and return of capital. The Fund’s distributions are determined by the investment adviser based on its current assessment of the Fund’s long-term return potential. As portfolio and market conditions change, the rate of distributions paid by the Fund could change. Taxable-equivalent performance is based on the highest combined federal and state income tax rates, where applicable. Lower tax rates would result in lower tax-equivalent performance. Actual tax rates will vary depending on your income, exemptions and deductions. Rates do not include local taxes. SEC Yield is a standardized measure based on the estimated yield to maturity of a fund’s investments over a 30-day period and is based on the maximum offer price at the date specified. The SEC Yield is not based on the distributions made by the Fund, which may differ.

[5]

Ratings are based on Moody’s, S&P or Fitch, as applicable. Ratings, which are subject to change, apply to the creditworthiness of the issuers of the underlying securities and not to the Fund or its shares. Credit ratings measure the quality of a bond based on the issuer’s creditworthiness, with ratings ranging from AAA, being the highest, to D, being the lowest based on S&P’s measures. Ratings of BBB or higher by Standard and Poor’s or Fitch (Baa or higher by Moody’s) are considered to be investment grade quality. Credit ratings are based largely on the rating agency’s analysis at the time of rating. The rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition and does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied. Holdings designated as “Not Rated” are not rated by the national rating agencies stated above.

Fund profile subject to change due to active management.

3

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2013 – September 30, 2013).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (4/1/13)	Ending Account Value (9/30/13)	Expenses Paid During Period* (4/1/13 – 9/30/13)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$970.50	$3.31	0.67%
Class B	$1,000.00	$965.90	$7.00	1.42%
Class C	$1,000.00	$965.90	$7.00	1.42%
Class I	$1,000.00	$971.20	$2.57	0.52%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.70	$3.40	0.67%
Class B	$1,000.00	$1,017.90	$7.18	1.42%
Class C	$1,000.00	$1,017.90	$7.18	1.42%
Class I	$1,000.00	$1,022.50	$2.64	0.52%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2013.

4

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited)

Tax-Exempt Investments — 99.4%

Security	Principal Amount (000’s omitted)	Value

Bond Bank — 3.1%
Cuyahoga County, OH, Port Authority, (Garfield Heights), 5.25%, 5/15/23	$160	$148,294
Idaho Board Bank Authority, 5.00%, 9/15/21	1,120	1,274,829
Massachusetts Water Pollution Abatement Trust, 5.00%, 8/1/25	3,000	3,516,900
Ohio Economic Development, (Ohio Enterprise Bond Fund), (AMT), 4.60%, 6/1/20	1,595	1,646,774
Ohio Economic Development, (Ohio Enterprise Bond Fund), (AMT), 5.25%, 12/1/15	555	564,402
Ohio Water Development Authority, Water Pollution Control Loan Fund, (Water Quality), 5.25%, 6/1/20	280	337,372
Rhode Island Clean Water Finance Agency, Water Pollution Control, 4.00%, 10/1/20	1,850	2,067,874
Virginia State Resources Authority, Clean Water Revenue, (Revolving Fund), 5.50%, 10/1/19	5,000	6,083,100

		$15,639,545

Cogeneration — 0.1%
Pennsylvania Economic Development Financing Authority, (Colver), (AMT), 5.125%, 12/1/15	$275	$270,757

		$270,757

Education — 5.0%
California Educational Facilities Authority, (Claremont McKenna College), 5.00%, 1/1/27	$500	$548,210
California Educational Facilities Authority, (Loyola Marymount University), 5.00%, 10/1/25	500	539,445
Maryland Health and Higher Educational Facilities Authority, (Washington Christian Academy), 5.25%, 7/1/18(1)	250	75,000
Maryland Industrial Development Financing Authority, (Our Lady of Good Counsel High School), 5.50%, 5/1/20	315	327,597
Missouri State Health and Educational Facilities Authority, (St. Louis University), 5.50%, 10/1/16	2,555	2,911,806
New York Dormitory Authority, (Third Generation Resolution), 5.00%, 5/15/26	4,500	5,033,025
Ohio Higher Educational Facility Commission, (John Carroll University), 5.00%, 11/15/13	500	502,685
Ohio State University, General Receipts, 5.00%, 12/1/23	225	257,393
Rutgers State University, Series F, 5.00%, 5/1/23	1,000	1,138,850
University of California, 5.00%, 5/15/21	500	575,530
University of Cincinnati, OH, 4.00%, 6/1/25	4,340	4,500,971
University of Cincinnati, OH, 4.00%, 6/1/26	1,835	1,878,544
University of Illinois, 0.00%, 4/1/15	1,700	1,673,157
University of Illinois, 0.00%, 4/1/16	1,000	961,680
University of Kansas Hospital Authority, 5.00%, 9/1/16	1,000	1,115,600

Security	Principal Amount (000’s omitted)	Value

Education (continued)
University of New Mexico, 5.00%, 6/1/26	$1,000	$1,121,160
Vermont Educational and Health Buildings Financing Agency, (St. Michael’s College), 5.00%, 10/1/23	1,235	1,373,975
Vermont Educational and Health Buildings Financing Agency, (St. Michael’s College), 5.00%, 10/1/24	675	737,343
Vermont Educational and Health Buildings Financing Agency, (St. Michael’s College), 5.00%, 10/1/26	575	614,186

		$25,886,157

Electric Utilities — 7.4%
American Municipal Power-Ohio, Inc., (Meldahl Hydroelectric Project), 5.00%, 2/15/21	$4,235	$4,766,958
Apache County, AZ, Industrial Development Authority, (Tucson Electric Power Co.), 4.50%, 3/1/30	2,390	2,231,710
Chesterfield County, VA, Economic Development Authority, (Virginia Electric and Power Co.), 5.00%, 5/1/23	2,000	2,206,480
Michigan Strategic Fund Limited Obligation Revenue, (Detroit Edison Co.), 5.625%, 7/1/20	3,000	3,514,050
Municipal Electric Authority of Georgia, 5.25%, 1/1/21	2,000	2,349,640
Navajo County, AZ, Pollution Control Corp., 5.50% to 6/1/14 (Put Date), 6/1/34	3,500	3,607,835
Navajo County, AZ, Pollution Control Corp., 5.75% to 6/1/16 (Put Date), 6/1/34	3,500	3,885,700
New Hampshire Business Finance Authority Pollution Control, (Central Maine Power Co.), 5.375%, 5/1/14	2,500	2,563,200
Ohio Air Quality Development Authority, (First Energy), 5.625%, 6/1/18	700	767,641
Pima County, AZ, Industrial Development Authority, (Tucson Electric Power Co.), 4.00%, 9/1/29	2,685	2,365,566
Puerto Rico Electric Power Authority, 5.25%, 7/1/27	500	378,095
Vernon, CA, Electric System Revenue, 5.125%, 8/1/21	8,500	9,162,915

		$37,799,790

Escrowed / Prerefunded — 5.1%
California Statewide Communities Development Authority, (San Gabriel Valley), Escrowed to Maturity, 5.50%, 9/1/14	$115	$120,034
Fairfax County, VA, Water Authority, Prerefunded to 4/1/17, 5.00%, 4/1/18	695	796,032
Massachusetts Development Finance Agency, (Dominion Energy Brayton), Prerefunded to 5/1/19, 5.75%, 12/1/42	3,200	3,897,824
Massachusetts Turnpike Authority, Escrowed to Maturity, 5.00%, 1/1/20	3,000	3,391,290
New Jersey Economic Development Authority, (Kapkowski Road Landfill), Prerefunded to 5/15/14, 6.375%, 4/1/18	350	363,531
New Jersey Educational Facilities Authority, (University of Medicine and Dentistry of New Jersey), Prerefunded to 6/1/19, 7.125%, 12/1/23	2,750	3,557,070

5	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Escrowed / Prerefunded (continued)
North Carolina Eastern Municipal Power Agency, Escrowed to Maturity, 4.00%, 1/1/18	$1,195	$1,307,533
Ohio State University, General Receipts, Prerefunded to 12/1/18, 5.00%, 12/1/23	25	29,532
Triborough Bridge and Tunnel Authority, NY, Escrowed to Maturity, 5.50%, 1/1/17	3,625	3,937,366
Virginia State Resources Authority, Clean Water Revenue, (Revolving Fund), Prerefunded to 10/1/17, 5.00%, 10/1/19	7,500	8,691,825

		$26,092,037

General Obligations — 10.3%
Bergen County, NJ, Improvement Authority, (County Administration Complex), 5.00%, 11/15/24	$1,100	$1,332,859
Bingham and Bonneville Counties, ID, Joint School District No. 93, 5.00%, 9/15/25	630	718,049
Bingham and Bonneville Counties, ID, Joint School District No. 93, 5.00%, 9/15/27	1,145	1,287,873
Canyon County, MD, School District No. 139 Vallivue, 5.00%, 9/15/24	1,730	1,995,503
Chemeketa, OR, Community College District, 5.50%, 6/15/22	1,000	1,156,540
Denver City and County, CO, School District No. 1, 4.00%, 12/1/26	3,670	3,803,221
Franklin Township, NJ, School District, 5.00%, 8/15/22	1,000	1,196,360
Gwinnett County, GA, School District, 5.00%, 2/1/26	2,220	2,633,320
Hamilton, OH, School District, 6.15%, 12/1/15	500	560,525
Howell, MI, Public Schools, 4.00%, 5/1/19	500	536,280
Howell, MI, Public Schools, 4.00%, 5/1/20	300	320,646
Howell, MI, Public Schools, 4.00%, 5/1/21	1,275	1,352,673
Howell, MI, Public Schools, 4.50%, 5/1/27	1,340	1,381,071
Howell, MI, Public Schools, 5.00%, 5/1/22	1,100	1,247,631
Kentwood, MI, Public Schools, 4.00%, 5/1/21	465	506,008
Kentwood, MI, Public Schools, 4.00%, 5/1/23	2,000	2,136,900
Madison, AL, 4.00%, 4/1/24	850	886,380
Madison, AL, 4.00%, 4/1/25	900	930,978
Maryland State and Local Facilities, 5.00%, 8/1/18	7,500	8,541,150
Michigan, 6.00%, 11/1/22	2,985	3,425,138
Millcreek Township, PA, School District, 5.00%, 9/15/21	3,730	4,249,775
Palo Alto, CA, (Election of 2008), 5.00%, 8/1/28	1,250	1,383,888
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/23	15,320	11,245,033

		$52,827,801

Health Care – Miscellaneous — 0.2%
Arizona Health Facilities Authority, (Blood Systems, Inc.), 5.00%, 4/1/21	$1,000	$1,022,590

Security	Principal Amount (000’s omitted)	Value

Health Care – Miscellaneous (continued)
Tax Exempt Securities Trust, Community Health Provider, (Pooled Loan Program Various States Trust Certificates), 6.00%, 12/1/36(2)	$86	$85,799

		$1,108,389

Hospital — 8.0%
California Health Facilities Financing Authority, (Catholic Healthcare), 5.125%, 7/1/22	$4,420	$4,723,566
California Statewide Communities Development Authority, (John Muir Health), 5.00%, 7/1/18	500	574,170
California Statewide Communities Development Authority, (Kaiser Permanente), 5.00%, 4/1/19	500	579,990
Dauphin County, PA, General Authority Health System, (Pinnacle Health System), 5.75%, 6/1/20	6,000	6,801,660
Delaware Health Facilities Authority, (Nanticoke Memorial Hospital, Inc.), 5.00%, 7/1/23	1,000	995,350
Hawaii Department of Budget and Finance, (Hawaii Pacific Health Group), 5.00%, 7/1/24(3)	460	500,117
Highlands County, FL, Health Facilities Authority, (Adventist Health System), 5.00%, 11/15/16	1,205	1,350,648
Highlands County, FL, Health Facilities Authority, (Adventist Health System), 5.125%, 11/15/20	1,860	2,046,335
Highlands County, FL, Health Facilities Authority, (Adventist Health System), 5.125%, 11/15/22	2,835	3,107,217
Kent, MI, Hospital Finance Authority, (Spectrum Health), 5.50% to 1/15/15 (Put Date), 1/15/47	2,760	2,927,422
Lexington County, SC, (Health Services, Inc.), 5.00%, 11/1/15	1,000	1,080,510
Massachusetts Health and Educational Facilities Authority, (Lowell General Hospital), 4.75%, 7/1/25	2,715	2,750,023
Massachusetts Health and Educational Facilities Authority, (Partners Healthcare System), 5.00%, 7/1/22	1,250	1,385,337
New Jersey Health Care Facilities Financing Authority, (Virtua Health, Inc.), 5.25%, 7/1/17	1,000	1,115,380
New York Dormitory Authority, (NYU Hospital Center), 5.25%, 7/1/24	1,605	1,707,255
Norfolk, VA, Economic Development Authority, 5.00%, 11/1/27	2,500	2,647,425
Orange County, FL, Health Facilities Authority, (Orlando Health, Inc.), 5.125%, 10/1/26	955	1,006,885
Orange County, FL, Health Facilities Authority, (Orlando Health, Inc.), 5.375%, 10/1/23	970	1,065,632
Oregon Facilities Authority, (Providence Health and Services Group), 5.00%, 10/1/24	1,000	1,118,950
University of California, (Regents Medical Center), 5.00%, 5/15/22	890	1,047,094
Washington Township, CA, Health Care District Revenue, 5.50%, 7/1/19	250	286,772

6	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Hospital (continued)
Washington Township, CA, Health Care District Revenue, 5.75%, 7/1/24	$1,750	$1,901,200

		$40,718,938

Housing — 0.1%
Sandoval County, NM, MFMR, 6.00%, 5/1/32(2)	$595	$533,049
Texas Student Housing Corp., (University of North Texas), 9.375%, 7/1/06(4)	95	53,172

		$586,221

Industrial Development Revenue — 4.5%
California Pollution Control Financing Authority, (Waste Management, Inc.), (AMT), 5.125%, 11/1/23	$6,600	$6,706,590
Cleveland, OH, (Continental Airlines), (AMT), 5.70%, 12/1/19	1,000	1,000,050
Maine Finance Authority, Solid Waste Disposal, (Casella Waste Systems, Inc.), (AMT), 6.25% to 2/1/17 (Put Date), 1/1/25	2,415	2,419,999
Massachusetts Development Finance Agency, (Waste Management, Inc.), (AMT), 2.125% to 12/1/15 (Put Date), 12/1/29	500	503,010
Michigan Strategic Fund, (Waste Management, Inc.), (AMT), 4.50%, 12/1/13	1,000	1,006,140
Mississippi Business Finance Corp., (Air Cargo), (AMT), 7.25%, 7/1/34	1,395	672,111
New Jersey Economic Development Authority, (New Jersey-American Water Co., Inc.), (AMT), 5.10%, 6/1/23	1,780	1,936,355
New York Liberty Development Corp., (Goldman Sachs Group, Inc.), 5.50%, 10/1/37	5,030	5,490,698
Toledo-Lucas County, OH, Port Authority, (Cargill, Inc.), 4.50%, 12/1/15	3,325	3,493,145

		$23,228,098

Insured – Education — 2.3%
California Educational Facilities Authority, (San Diego University), (AMBAC), 0.00%, 10/1/15	$375	$366,086
California Educational Facilities Authority, (Santa Clara University), (NPFG), 5.00%, 9/1/23	500	591,985
New Jersey Educational Facilities Authority, (Ramapo College), (AMBAC), 4.50%, 7/1/21	1,000	1,083,660
New York Dormitory Authority, (Educational Housing Services), (AMBAC), 5.25%, 7/1/21	2,025	2,265,955
New York Dormitory Authority, (Rochester Institute of Technology), (AMBAC), 5.25%, 7/1/22	5,150	6,066,545
Oregon Health and Science University, (NPFG), 0.00%, 7/1/21	1,815	1,399,184

		$11,773,415

Security	Principal Amount (000’s omitted)	Value

Insured – Electric Utilities — 1.1%
California Pollution Control Financing Authority, (San Diego Gas and Electric), (NPFG), 5.90%, 6/1/14	$65	$67,390
Illinois Municipal Electric Agency Power Supply, (NPFG), 5.25%, 2/1/16	3,000	3,302,160
Northern California Power Agency, (Hydroelectric), (AGC), 5.00%, 7/1/24	500	556,050
Puerto Rico Electric Power Authority, (NPFG), 5.25%, 7/1/26	615	506,766
Puerto Rico Electric Power Authority, (XLCA), 5.375%, 7/1/18	1,000	911,600

		$5,343,966

Insured – Escrowed / Prerefunded — 3.3%
Metropolitan Transportation Authority, NY, Commuter Facilities, (AMBAC), Escrowed to Maturity, 5.00%, 7/1/20	$425	$443,645
Montgomery, AL, BMC Special Care Facilities Financing Authority, (Baptist Health Montgomery), (NPFG), Prerefunded to 11/15/14, 5.00%, 11/15/24	5,000	5,266,050
Ohio Higher Educational Facility Commission, (Xavier University), (AGC), Prerefunded to 5/1/16, 5.00%, 5/1/22	350	389,925
Sunrise, FL, Utilities Systems, (AMBAC), Escrowed to Maturity, 5.50%, 10/1/18	2,425	2,780,359
Waco, TX, Health Facilities Development Corp., (Hillcrest Health System), (NPFG), Prerefunded to 8/1/16, 5.00%, 8/1/19	3,405	3,824,938
Waco, TX, Health Facilities Development Corp., (Hillcrest Health System), (NPFG), Prerefunded to 8/1/16, 5.00%, 8/1/20	3,745	4,206,871

		$16,911,788

Insured – General Obligations — 10.0%
Boston, MA, (NPFG), 0.125%, 3/1/22	$8,000	$6,220,720
Freehold, NJ, Regional High School District, (NPFG), 5.00%, 3/1/18	100	115,272
Hilliard, OH, School District, (NPFG), 0.00%, 12/1/14	1,000	995,900
Hillsborough Township, NJ, School District, (AGM), 5.375%, 10/1/18	970	1,155,930
Jackson Township, NJ, Board of Education of Ocean County, (NPFG), 5.25%, 6/15/23(5)	6,000	7,146,240
Linn County, OR, Community School District No. 9, (Lebanon), (NPFG), 5.25%, 6/15/21	1,055	1,266,179
Linn County, OR, Community School District No. 9, (Lebanon), (NPFG), 5.25%, 6/15/22	625	751,544
Miami, FL, (Homeland Defense), (NPFG), 5.00%, 1/1/19	7,500	8,099,025
New Jersey, (AMBAC), 5.25%, 7/15/19	1,120	1,336,754
New Orleans, LA, (NPFG), 5.25%, 12/1/15	5,105	5,565,062
Philadelphia, PA, (AGC), 5.25%, 7/15/15	3,225	3,427,756

7	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Insured – General Obligations (continued)
San Mateo County, CA, Community College District, (Election of 2005), (NPFG), 0.00%, 9/1/22	$3,000	$2,258,190
Springfield, OH, City School District, (AMBAC), 4.30%, 12/1/14	1,000	1,001,630
St. Louis, MO, Board of Education, (AGM), 0.00%, 4/1/16	1,000	976,930
Washington, (AMBAC), 0.00%, 12/1/22	10,000	7,542,100
West Virginia, (NPFG), 0.00%, 11/1/21	4,275	3,421,838

		$51,281,070

Insured – Hospital — 0.1%
Harris County, TX, Hospital District, (NPFG), 5.00%, 2/15/14	$500	$507,810

		$507,810

Insured – Lease Revenue / Certificates of Participation — 1.3%
California State Public Works Board, (Department of Corrections), (AMBAC), 5.25%, 12/1/13	$215	$216,862
Hudson County, NJ, (NPFG), 6.25%, 6/1/15	1,000	1,079,900
Louisiana Public Facility Authority, (Hurricane Recovery), (AMBAC), 5.00%, 6/1/19	5,000	5,390,450

		$6,687,212

Insured – Other Revenue — 0.0%(6)
Cleveland, OH, Parking Facilities, (AGM), 5.25%, 9/15/20	$160	$194,091

		$194,091

Insured – Special Tax Revenue — 4.7%
Arlington, TX, (Dallas Cowboys), (NPFG), 5.00%, 8/15/34	$730	$730,087
Denver, CO, City and County, Excise Tax Revenue, (AGC), 6.00%, 9/1/23	5,000	5,882,250
Illinois Sports Facilities Authority, (AMBAC), 0.00%, 6/15/22	7,000	4,810,400
Massachusetts, Special Obligation, (AGM), 5.50%, 6/1/21	5,000	6,105,950
Massachusetts, Special Obligation, Dedicated Tax Revenue, (NPFG), 5.50%, 1/1/29	4,920	5,628,677
Puerto Rico Infrastructure Financing Authority, (FGIC), 5.50%, 7/1/19	250	210,245
San Mateo County, CA, Transportation District, (NPFG), 5.25%, 6/1/17	500	573,795

		$23,941,404

Insured – Student Loan — 0.6%
Maine Educational Loan Authority, (AGC), 5.625%, 12/1/27	$2,810	$3,014,596

		$3,014,596

Security	Principal Amount (000’s omitted)	Value

Insured – Transportation — 5.2%
Idaho Housing and Finance Association, (Grant and Revenue Anticipation Bonds Federal Highway Trust Fund), (AGC), 5.25%, 7/15/21	$1,045	$1,182,376
Idaho Housing and Finance Association, (Grant and Revenue Anticipation Bonds Federal Highway Trust Fund), (AGC), 5.25%, 7/15/25	1,000	1,102,450
Miami-Dade County, FL, Aviation, (NPFG), (AMT), 5.25%, 10/1/15	8,125	8,844,469
New Jersey Transportation Trust Fund Authority, (AGC), (AMBAC), 0.00%, 12/15/24	7,500	4,626,750
New Jersey Transportation Trust Fund Authority, (NPFG), 5.50%, 12/15/20	5,000	5,957,700
New Orleans, LA, Aviation Board, (AGC), 6.00%, 1/1/23	1,040	1,185,101
Ohio Turnpike Commission, (NPFG), 5.50%, 2/15/18	1,750	2,049,600
Port of Oakland, CA, (NPFG), (AMT), 5.00%, 11/1/21	665	730,921
San Jose, CA, Airport Revenue, (AMBAC), (AMT), 5.50%, 3/1/18	675	776,587

		$26,455,954

Insured – Water and Sewer — 1.2%
Kansas City, MO, Water Revenue, (BHAC), 5.00%, 12/1/23	$3,125	$3,538,813
North Hudson, NJ, Sewer Authority, (NPFG), 5.125%, 8/1/22	1,000	1,197,370
Passaic Valley, NJ, Water Commission, (AGM), 5.00%, 12/15/17	1,020	1,170,970

		$5,907,153

Insured – Water Revenue — 0.2%
Detroit, MI, Water Supply System Revenue, (NPFG), 5.00%, 7/1/26	$1,000	$963,390

		$963,390

Lease Revenue / Certificates of Participation — 2.5%
California Public Works, (University of California), 5.25%, 6/1/20	$500	$596,730
Charleston, SC, Educational Excellence Financing Corp., (Charleston County School District), 5.00%, 12/1/20	5,265	5,904,540
Lexington County, SC, One School Facilities Corp., 5.00%, 12/1/20	2,240	2,472,938
Lexington County, SC, One School Facilities Corp., 5.00%, 12/1/22	1,945	2,132,712
Newberry, SC, Investing In Children’s Education, (Newberry County School District), 5.25%, 12/1/24	1,755	1,871,707

		$12,978,627

8	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Other Revenue — 2.5%
Central Falls, RI, Detention Facility Corp., 7.25%, 7/15/35	$1,210	$915,220
Non-Profit Preferred Funding Trust, Various States, 4.47%, 9/15/37(2)	4,500	3,566,385
Otero County, NM, Jail Project Revenue, 5.75%, 4/1/18	510	474,122
Riversouth Authority, OH, (Lazarus Building Redevelopment), 5.75%, 12/1/27	300	285,843
Seminole Tribe, FL, 5.50%, 10/1/24(2)	1,825	1,914,662
Seminole Tribe, FL, 5.75%, 10/1/22(2)	5,250	5,571,772

		$12,728,004

Senior Living / Life Care — 2.0%
California Statewide Communities Development Authority, (Senior Living-Presbyterian Homes), 4.50%, 11/15/16	$1,520	$1,539,152
Hawaii State Department of Budget and Finance, Special Purpose Senior Living Revenue, 5.00%, 11/15/27	1,275	1,302,106
Massachusetts Development Finance Agency, (North Hill Communities), 3.50%, 11/15/16	855	848,605
Massachusetts Development Finance Agency, (North Hill Communities), 4.00%, 11/15/17	1,500	1,484,775
Massachusetts Development Finance Agency, (North Hill Communities), 4.50%, 11/15/18	1,540	1,522,506
Massachusetts Development Finance Agency, (Volunteers of America), 5.00%, 11/1/17	420	422,600
New Jersey Economic Development Authority, (Cranes Mill Project), 5.50%, 7/1/18	310	332,949
North Miami, FL, Health Care Facilities Authority, (Imperial Club), 6.125%, 1/1/42(7)	495	301,960
St. Joseph County, IN, Holy Cross Village, 5.55%, 5/15/19	460	460,285
Tempe, AZ, Industrial Development Authority, (Friendship Village of Tempe), 6.00%, 12/1/27	2,140	2,181,259

		$10,396,197

Special Tax Revenue — 4.6%
Bridgeville, DE, (Heritage Shores Special Development District), 5.125%, 7/1/35	$136	$105,080
Covington Park, FL, Community Development District, (Capital Improvements), 5.00%, 5/1/21	160	161,080
Detroit, MI, Downtown Development Authority Tax Increment, 0.00%, 7/1/21	2,000	1,224,940
Dupree Lakes, FL, Community Development District, 6.83%, 11/1/15	205	203,091
Massachusetts Bay Transportation Authority, 5.25%, 7/1/26	1,000	1,177,620
Michigan Trunk Line, 5.00%, 11/15/22	345	394,187
Michigan Trunk Line, 5.00%, 11/15/23	600	676,950
Michigan Trunk Line, 5.00%, 11/15/24	1,100	1,226,786
Michigan Trunk Line, 5.00%, 11/15/26	1,100	1,204,478

Security	Principal Amount (000’s omitted)	Value

Special Tax Revenue (continued)
Michigan Trunk Line, 5.00%, 11/15/28	$2,000	$2,163,440
Michigan Trunk Line, 5.00%, 11/15/29	1,500	1,610,640
New River, FL, Community Development District, (Capital Improvements), 5.00%, 5/1/13(4)	280	0
New River, FL, Community Development District, (Capital Improvements), Series 2010A-1, 5.75%, 5/1/38	155	122,999
New River, FL, Community Development District, (Capital Improvements), Series 2010A-2, 5.75%, (0.00% until 11/1/14), 5/1/38	395	168,349
New River, FL, Community Development District, (Capital Improvements), Series 2010B-1, 5.00%, 5/1/15	235	226,860
New River, FL, Community Development District, (Capital Improvements), Series 2010B-2, 5.00%, (0.00% until 11/1/13), 5/1/18	310	147,045
North Springs, FL, Improvement District, (Heron Bay North Assessment Area), 5.00%, 5/1/14	565	565,537
Pennsylvania Turnpike Commission, Oil Franchise Tax, 5.00%, 12/1/25(3)	6,030	6,689,019
Poinciana West, FL, West Community Development District, 5.875%, 5/1/22	1,015	992,061
Saint Clair County, IL, Highway Revenue, 4.00%, 1/1/22	350	367,559
Saint Clair County, IL, Highway Revenue, 4.00%, 1/1/23	310	321,154
Saint Clair County, IL, Highway Revenue, 4.00%, 1/1/24	360	366,401
Sterling Hill, FL, Community Development District, (Capital Improvements), 5.10%, 5/1/11(4)	275	78,182
Sterling Hill, FL, Community Development District, (Capital Improvements), 5.50%, 11/1/10(4)	300	193,221
Terrebonne Levee and Conservation District, LA, (Public Improvement Sales Tax), 5.00%, 7/1/25	2,815	3,061,735

		$23,448,414

Student Loan — 0.2%
New Jersey Higher Education Assistance Authority, 5.25%, 6/1/21	$1,000	$1,102,270

		$1,102,270

Transportation — 11.9%
Bay Area Toll Authority, CA, Toll Bridge Revenue, (San Francisco Bay Area), 5.00%, 4/1/22	$500	$573,570
Georgia State Road and Tollway Authority, (Federal Highway Grant Anticipation Revenue Bonds), 5.00%, 6/1/21	3,000	3,408,840
Greater Orlando, FL, Aviation Authority, (AMT), 5.00%, 10/1/21	4,750	5,405,120
Hawaii Airports System, 5.25%, 7/1/28	3,650	3,921,888
Long Beach, CA, Harbor Revenue, 5.00%, 5/15/23	500	565,740
Metropolitan Washington, DC Airport Authority System, 5.00%, 10/1/22	5,000	5,791,450

9	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Transportation (continued)
Metropolitan Washington, DC Airport Authority System, (AMT), 5.50%, 10/1/19	$5,000	$5,824,650
Metropolitan Washington, DC Area Transit Authority, (Gross Revenue), 5.25%, 7/1/21	7,500	8,652,975
New Jersey State Turnpike Authority, 5.00%, 1/1/20	1,500	1,713,630
North Texas Tollway Authority, (Dallas North Tollway System Revenue), 6.00%, 1/1/23	5,000	5,845,450
Pennsylvania Economic Development Financing Authority, (National Railroad Passenger), (AMT), 5.00%, 11/1/25	1,000	1,069,210
Pennsylvania Economic Development Financing Authority, (National Railroad Passenger), (AMT), 5.00%, 11/1/26	890	938,808
Pennsylvania Turnpike Commission, 5.00%, 12/1/22	1,000	1,154,400
Port Authority of New York and New Jersey, 5.375%, 3/1/28	1,000	1,164,610
Port Authority of New York and New Jersey, (AMT), 5.25%, 9/15/23	8,500	9,398,960
Virginia Transportation Board, 4.00%, 3/15/25	5,095	5,337,879

		$60,767,180

Water and Sewer — 1.9%
Detroit, MI, Water and Sewerage Department Sewage Disposal System Revenue, 5.25%, 7/1/27	$1,500	$1,434,045
Detroit, MI, Water Supply System Revenue, 5.00%, 7/1/21	1,610	1,571,505
Fairfax County, VA, Water Authority, 5.00%, 4/1/18	4,305	4,870,161
Gilroy, CA, Water and Sewer Revenue, 5.00%, 8/1/22	440	530,424
New Jersey Economic Environmental Infrastructure Trust, 5.00%, 9/1/20	1,000	1,194,340

		$9,600,475

Total Tax-Exempt Investments — 99.4% (identified cost $479,520,305)		$508,160,749

Other Assets, Less Liabilities — 0.6%		$3,222,650

Net Assets — 100.0%		$511,383,399

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC	–	Assured Guaranty Corp.
AGM	–	Assured Guaranty Municipal Corp.
AMBAC	–	AMBAC Financial Group, Inc.
AMT	–	Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.
BHAC	–	Berkshire Hathaway Assurance Corp.
FGIC	–	Financial Guaranty Insurance Company
MFMR	–	Multi-Family Mortgage Revenue
NPFG	–	National Public Finance Guaranty Corp.
XLCA	–	XL Capital Assurance, Inc.

At September 30, 2013, the concentration of the Fund’s investment in the various states, determined as a percentage of net assets, is less than 10% individually.

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2013, 30.1% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution or financial guaranty assurance agency ranged from 0.1% to 16.4% of total investments.

(1)	Defaulted bond.

(2)

Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2013, the aggregate value of these securities is $11,671,667 or 2.3% of the Fund’s net assets.

(3)	When-issued security.

(4)	Defaulted matured bond.

(5)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.

(6)	Amount is less than 0.05%.

(7)	Security is in default and making only partial interest payments.

10	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Statement of Assets and Liabilities (Unaudited)

Assets	September 30, 2013
Investments, at value (identified cost, $479,520,305)	$508,160,749
Cash	7,237,366
Restricted cash*	269,000
Interest receivable	6,413,896
Receivable for investments sold	202,341
Receivable for Fund shares sold	553,641
Receivable for variation margin on open financial futures contracts	2,188
Total assets	$522,839,181

Liabilities
Payable for when-issued securities	$7,027,475
Payable for Fund shares redeemed	3,375,015
Distributions payable	657,028
Payable to affiliates:
Investment adviser fee	179,855
Distribution and service fees	130,918
Accrued expenses	85,491
Total liabilities	$11,455,782
Net Assets	$511,383,399

Sources of Net Assets
Paid-in capital	$533,304,677
Accumulated net realized loss	(50,369,074)
Accumulated undistributed net investment income	11,335
Net unrealized appreciation	28,436,461
Net Assets	$511,383,399

Class A Shares
Net Assets	$296,295,593
Shares Outstanding	29,903,063
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$9.91
Maximum Offering Price Per Share
(100 ÷ 97.75 of net asset value per share)	$10.14

Class B Shares
Net Assets	$2,872,954
Shares Outstanding	289,808
Net Asset Value and Offering Price Per Share**
(net assets ÷ shares of beneficial interest outstanding)	$9.91

Class C Shares
Net Assets	$124,032,399
Shares Outstanding	13,344,443
Net Asset Value and Offering Price Per Share**
(net assets ÷ shares of beneficial interest outstanding)	$9.29

Class I Shares
Net Assets	$88,182,453
Shares Outstanding	8,896,049
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$9.91

On sales of $100,000 or more, the offering price of Class A shares is reduced.

*	Represents restricted cash on deposit at the broker as collateral for open financial futures contracts.

**	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

11	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Statement of Operations (Unaudited)

Investment Income	Six Months Ended September 30, 2013
Interest	$12,931,884
Total investment income	$12,931,884

Expenses
Investment adviser fee	$1,355,083
Distribution and service fees
Class A	241,852
Class B	14,098
Class C	611,191
Trustees’ fees and expenses	13,597
Custodian fee	107,087
Transfer and dividend disbursing agent fees	106,451
Legal and accounting services	34,655
Printing and postage	22,801
Registration fees	50,009
Miscellaneous	32,998
Total expenses	$2,589,822
Deduct —
Reduction of custodian fee	$957
Total expense reductions	$957

Net expenses	$2,588,865

Net investment income	$10,343,019

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$1,727,828
Financial futures contracts	1,900,673
Net realized gain	$3,628,501
Change in unrealized appreciation (depreciation) —
Investments	$(38,360,239)
Financial futures contracts	17,345
Net change in unrealized appreciation (depreciation)	$(38,342,894)

Net realized and unrealized loss	$(34,714,393)

Net decrease in net assets from operations	$(24,371,374)

12	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended September 30, 2013 (Unaudited)	Year Ended March 31, 2013
From operations —
Net investment income	$10,343,019	$22,683,499
Net realized gain (loss) from investment transactions and financial futures contracts	3,628,501	(1,715,625)
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	(38,342,894)	12,759,928
Net increase (decrease) in net assets from operations	$(24,371,374)	$33,727,802
Distributions to shareholders —
From net investment income
Class A	$(5,255,092)	$(11,205,764)
Class B	(39,225)	(104,864)
Class C	(1,703,315)	(3,576,017)
Class I	(3,369,162)	(7,812,800)
Total distributions to shareholders	$(10,366,794)	$(22,699,445)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$40,920,722	$57,305,213
Class B	300,863	559,106
Class C	9,899,090	25,771,457
Class I	36,499,468	89,893,077
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	4,348,927	9,212,547
Class B	32,332	83,465
Class C	1,228,381	2,465,525
Class I	670,942	1,287,302
Cost of shares redeemed
Class A	(77,936,528)	(80,621,983)
Class B	(405,124)	(915,365)
Class C	(25,464,190)	(24,389,210)
Class I	(164,580,265)	(96,381,681)
Net asset value of shares exchanged
Class A	461,270	1,018,124
Class B	(461,270)	(1,018,124)
Net decrease in net assets from Fund share transactions	$(174,485,382)	$(15,730,547)

Net decrease in net assets	$(209,223,550)	$(4,702,190)

Net Assets
At beginning of period	$720,606,949	$725,309,139
At end of period	$511,383,399	$720,606,949

Accumulated undistributed net investment income included in net assets
At end of period	$11,335	$35,110

13	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Financial Highlights

	Class A
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012		2011	2010	2009
Net asset value — Beginning of period	$10.380		$10.230	$9.750		$10.010	$9.200	$9.930

Income (Loss) From Operations
Net investment income(1)	$0.165		$0.336	$0.364		$0.382	$0.398	$0.394
Net realized and unrealized gain (loss)	(0.470)		0.152	0.482		(0.263)	0.804	(0.733)

Total income (loss) from operations	$(0.305)		$0.488	$0.846		$0.119	$1.202	$(0.339)

Less Distributions
From net investment income	$(0.165)		$(0.338)	$(0.366)		$(0.379)	$(0.392)	$(0.391)

Total distributions	$(0.165)		$(0.338)	$(0.366)		$(0.379)	$(0.392)	$(0.391)

Net asset value — End of period	$9.910		$10.380	$10.230		$9.750	$10.010	$9.200

Total Return(2)	(2.95	)%(3)	4.88%	8.69%		1.17%	13.22%	(3.50)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$296,296		$343,994	$351,754		$339,380	$410,009	$500,869
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.67	%(4)	0.66%	0.68%		0.69%	0.71%	0.72%
Interest and fee expense(5)	—		—	0.00	%(6)	0.01%	0.01%	0.02%
Total expenses before custodian fee reduction	0.67	%(4)	0.66%	0.68%		0.70%	0.72%	0.74%
Expenses after custodian fee reduction excluding interest and fees	0.67	%(4)	0.66%	0.68%		0.69%	0.71%	0.71%
Net investment income	3.26	%(4)	3.22%	3.61%		3.82%	4.05%	4.12%
Portfolio Turnover	5	%(3)	14%	16%		21%	14%	33%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(6)	Amount is less than 0.005%.

14	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Financial Highlights — continued

	Class B
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012		2011	2010	2009
Net asset value — Beginning of period	$10.390		$10.230	$9.760		$10.020	$9.200	$9.940

Income (Loss) From Operations
Net investment income(1)	$0.127		$0.258	$0.289		$0.307	$0.324	$0.322
Net realized and unrealized gain (loss)	(0.480)		0.162	0.471		(0.263)	0.815	(0.745)

Total income (loss) from operations	$(0.353)		$0.420	$0.760		$0.044	$1.139	$(0.423)

Less Distributions
From net investment income	$(0.127)		$(0.260)	$(0.290)		$(0.304)	$(0.319)	$(0.317)

Total distributions	$(0.127)		$(0.260)	$(0.290)		$(0.304)	$(0.319)	$(0.317)

Net asset value — End of period	$9.910		$10.390	$10.230		$9.760	$10.020	$9.200

Total Return(2)	(3.41	)%(3)	4.10%	7.88%		0.42%	12.50%	(4.34)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$2,873		$3,553	$4,768		$4,955	$6,157	$6,130
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.42	%(4)	1.41%	1.43%		1.44%	1.46%	1.47%
Interest and fee expense(5)	—		—	0.00	%(6)	0.01%	0.01%	0.02%
Total expenses before custodian fee reduction	1.42	%(4)	1.41%	1.43%		1.45%	1.47%	1.49%
Expenses after custodian fee reduction excluding interest and fees	1.42	%(4)	1.41%	1.43%		1.44%	1.46%	1.46%
Net investment income	2.50	%(4)	2.48%	2.86%		3.06%	3.29%	3.37%
Portfolio Turnover	5	%(3)	14%	16%		21%	14%	33%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(6)	Amount is less than 0.005%.

15	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Financial Highlights — continued

	Class C
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012		2011	2010	2009
Net asset value — Beginning of period	$9.740		$9.590	$9.150		$9.390	$8.630	$9.310

Income (Loss) From Operations
Net investment income(1)	$0.119		$0.241	$0.271		$0.287	$0.303	$0.302
Net realized and unrealized gain (loss)	(0.450)		0.152	0.441		(0.242)	0.756	(0.685)

Total income (loss) from operations	$(0.331)		$0.393	$0.712		$0.045	$1.059	$(0.383)

Less Distributions
From net investment income	$(0.119)		$(0.243)	$(0.272)		$(0.285)	$(0.299)	$(0.297)

Total distributions	$(0.119)		$(0.243)	$(0.272)		$(0.285)	$(0.299)	$(0.297)

Net asset value — End of period	$9.290		$9.740	$9.590		$9.150	$9.390	$8.630

Total Return(2)	(3.41	)%(3)	4.10%	7.87%		0.46%	12.39%	(4.20)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$124,032		$144,911	$138,971		$133,071	$143,883	$104,893
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.42	%(4)	1.41%	1.43%		1.44%	1.46%	1.47%
Interest and fee expense(5)	—		—	0.00	%(6)	0.01%	0.01%	0.02%
Total expenses before custodian fee reduction	1.42	%(4)	1.41%	1.43%		1.45%	1.47%	1.49%
Expenses after custodian fee reduction excluding interest and fees	1.42	%(4)	1.41%	1.43%		1.44%	1.46%	1.46%
Net investment income	2.50	%(4)	2.47%	2.86%		3.06%	3.28%	3.38%
Portfolio Turnover	5	%(3)	14%	16%		21%	14%	33%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(6)	Amount is less than 0.005%.

16	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Financial Highlights — continued

	Class I
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,				Period Ended March 31, 2010(1)
			2013	2012		2011
Net asset value — Beginning of period	$10.380		$10.230	$9.760		$10.010	$10.180

Income (Loss) From Operations
Net investment income(2)	$0.171		$0.351	$0.378		$0.395	$0.206
Net realized and unrealized gain (loss)	(0.468)		0.152	0.473		(0.251)	(0.190)

Total income (loss) from operations	$(0.297)		$0.503	$0.851		$0.144	$0.016

Less Distributions
From net investment income	$(0.173)		$(0.353)	$(0.381)		$(0.394)	$(0.186)

Total distributions	$(0.173)		$(0.353)	$(0.381)		$(0.394)	$(0.186)

Net asset value — End of period	$9.910		$10.380	$10.230		$9.760	$10.010

Total Return(3)	(2.88	)%(4)	5.04%	8.74%		1.43%	0.17	%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$88,182		$228,148	$229,815		$175,007	$98,250
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.52	%(5)	0.51%	0.53%		0.54%	0.58	%(5)
Interest and fee expense(6)	—		—	0.00	%(7)	0.01%	0.01	%(5)
Total expense before custodian fee reduction	0.52	%(5)	0.51%	0.53%		0.55%	0.59	%(5)
Expenses after custodian fee reduction excluding interest and fees	0.52	%(5)	0.51%	0.53%		0.54%	0.58	%(5)
Net investment income	3.37	%(5)	3.37%	3.75%		3.95%	4.11	%(5)
Portfolio Turnover	5	%(4)	14%	16%		21%	14	%(8)

(1)	For the period from the commencement of operations on October 1, 2009 to March 31, 2010.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Annualized.

(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(7)	Amount is less than 0.005%.

(8)	For the Fund’s year ended March 31, 2010.

17	See Notes to Financial Statements.

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Eaton Vance National Limited Maturity Municipal Income Fund (the Fund) is a diversified series of Eaton Vance Investment Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund’s investment objective is to provide current income exempt from regular federal income tax and limited principal fluctuation. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to Class A shares as described in the Fund’s prospectus. Beginning January 1, 2012, Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Debt Obligations. Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Derivatives. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. The Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by the Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At March 31, 2013, the Fund, for federal income tax purposes, had a capital loss carryforward of $39,521,031 and deferred capital losses of $15,181,584 which will reduce its taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. The capital loss carryforward will expire on March 31, 2014 ($213,995), March 31, 2015 ($935,617), March 31, 2016 ($7,092,688), March 31, 2017 ($12,241,519), March 31, 2018 ($12,564,070) and March 31, 2019 ($6,473,142). The deferred capital losses are treated as arising on the first day of the Fund’s next taxable year and are treated as realized prior to the utilization of the capital loss carryforward.

Included in the amounts above is a capital loss carryforward of $3,303,292 as a result of reorganizations. Utilization of this capital loss carryforward may be limited in accordance with certain income tax regulations.

As of September 30, 2013, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

18

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

D  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

I  Floating Rate Notes Issued in Conjunction with Securities Held — The Fund may invest in residual interest bonds, also referred to as inverse floating rate securities, whereby the Fund may sell a variable or fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker. The broker deposits a bond into the SPV with the same CUSIP number as the bond sold to the broker by the Fund, and which may have been, but is not required to be, the bond purchased from the Fund (the Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The residual interest bond held by the Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to generally tender their notes at par, and (2) to have the broker transfer the Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would generally pay the broker the par amount due on the Floating Rate Notes and exchange the residual interest bond for the underlying Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Fund accounts for the transaction described above as a secured borrowing by including the Bond in its Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in its Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Accordingly, the fair value of the payable for floating rate notes issued approximates its carrying value. If measured at fair value, the payable for floating rate notes would have been considered as Level 2 in the fair value hierarchy (see Note 11) at September 30, 2013. Interest expense related to the Fund’s liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying Bond, bankruptcy of or payment failure by the issuer of the underlying Bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At September 30, 2013, the Fund had no Floating Rate Notes outstanding. For the six months ended September 30, 2013, the Fund had no transactions in residual interest bonds.

The Fund may enter into shortfall and forbearance agreements with the broker by which the Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Fund had no shortfalls as of September 30, 2013.

The Fund may also purchase residual interest bonds from brokers in a secondary market transaction without first owning the underlying bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to residual interest bonds purchased in a secondary market transaction are disclosed in the Portfolio of Investments.

The Fund’s investment policies and restrictions expressly permit investments in residual interest bonds. Such bonds typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of residual interest bonds are generally more volatile than that of a fixed rate bond. The Fund’s investment policies do not allow the Fund to borrow money except as permitted by the 1940 Act. Management believes that the Fund’s restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Fund’s Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Fund’s restrictions apply. Residual interest bonds held by the Fund are securities exempt from registration under Rule 144A of the Securities Act of 1933.

19

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

J  Financial Futures Contracts — Upon entering into a financial futures contract, the Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the contract amount (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K  When-Issued Securities and Delayed Delivery Transactions — The Fund may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Fund maintains security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

L  Interim Financial Statements — The interim financial statements relating to September 30, 2013 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Distributions to Shareholders

The net investment income of the Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards) are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

Daily Net Assets	Annual Asset Rate	Daily Income Rate

Up to $500 million	0.300%	3.00%
$500 million up to $1 billion	0.275	2.75

On average daily net assets of $1 billion or more, the rates are further reduced.

For the six months ended September 30, 2013, the investment adviser fee amounted to $1,355,083 or 0.41% (annualized) of the Fund’s average daily net assets.

EVM serves as administrator of the Fund, but receives no compensation. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the six months ended September 30, 2013, EVM earned $3,203 in sub-transfer agent fees. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $4,145 as its portion of the sales charge on sales of Class A shares for the six months ended September 30, 2013. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended September 30, 2013, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

20

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.15% per annum of its average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the six months ended September 30, 2013 amounted to $241,852 for Class A shares.

The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B and Class C Plans, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. For the six months ended September 30, 2013, the Fund paid or accrued to EVD $11,748 and $509,326 for Class B and Class C shares, respectively.

Pursuant to the Class B and Class C Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of its average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.15% per annum of its average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the six months ended September 30, 2013 amounted to $2,350 and $101,865 for Class B and Class C shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d) and for Class B, are further limited to a 3% maximum sales charge as determined in accordance with such rule.

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within four years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 3% in the case of redemptions in the first year after purchase, declining half a percentage point in the second and third year and one percentage point in the fourth year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. For the six months ended September 30, 2013, the Fund was informed that EVD received approximately $2,000, $1,000 and $11,000 of CDSCs paid by Class A, Class B and Class C shareholders, respectively.

6  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $29,491,758 and $198,631,431, respectively, for the six months ended September 30, 2013.

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

Class A	Six Months Ended September 30, 2013 (Unaudited)	Year Ended March 31, 2013

Sales	4,084,644	5,493,353
Issued to shareholders electing to receive payments of distributions in Fund shares	430,872	885,889
Redemptions	(7,791,785)	(7,742,491)
Exchange from Class B shares	45,645	97,696

Net decrease	(3,230,624)	(1,265,553)

21

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

Class B	Six Months Ended September 30, 2013 (Unaudited)	Year Ended March 31, 2013

Sales	30,277	53,662
Issued to shareholders electing to receive payments of distributions in Fund shares	3,202	8,023
Redemptions	(40,160)	(88,009)
Exchange to Class A shares	(45,610)	(97,616)

Net decrease	(52,291)	(123,940)

Class C	Six Months Ended September 30, 2013 (Unaudited)	Year Ended March 31, 2013

Sales	1,047,895	2,636,087
Issued to shareholders electing to receive payments of distributions in Fund shares	129,821	252,753
Redemptions	(2,712,959)	(2,497,136)

Net increase (decrease)	(1,535,243)	391,704

Class I	Six Months Ended September 30, 2013 (Unaudited)	Year Ended March 31, 2013

Sales	3,609,794	8,630,482
Issued to shareholders electing to receive payments of distributions in Fund shares	66,433	123,753
Redemptions	(16,756,458)	(9,252,363)

Net decrease	(13,080,231)	(498,128)

8  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Fund at September 30, 2013, as determined on a federal income tax basis, were as follows:

Aggregate cost	$479,155,153

Gross unrealized appreciation	$35,517,647
Gross unrealized depreciation	(6,512,051)

Net unrealized appreciation	$29,005,596

9 Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Fund, it may be unable to borrow some or all of its requested amounts at any particular time. The Fund did not have any significant borrowings or allocated fees during the six months ended September 30, 2013.

22

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

10  Financial Instruments

The Fund may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2013 is as follows:

Futures Contracts
Expiration Month/Year	Contracts	Position	Aggregate Cost	Value	Net Unrealized Depreciation

12/13	40 U.S. 10-Year Treasury Note	Short	$(4,955,864)	$(5,055,626)	$(99,762)
12/13	65 U.S. Long Treasury Bond	Short	(8,565,155)	(8,669,376)	(104,221)

					$(203,983)

At September 30, 2013, the Fund had sufficient cash and/or securities to cover commitments under these contracts.

The Fund is subject to interest rate risk in the normal course of pursuing its investment objective. Because the Fund holds fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Fund purchases and sells U.S. Treasury futures contracts to hedge against changes in interest rates.

The fair value of open derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2013 was as follows:

	Fair Value
	Asset Derivative	Liability Derivative

Futures Contracts	$—	$(203,983	)(1)

Total	$—	$(203,983)

(1)

Amount represents cumulative unrealized depreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the six months ended September 30, 2013 was as follows:

	Realized Gain (Loss) on Derivatives Recognized in Income		Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income

Futures Contracts	$1,900,673	(1)	$17,345	(2)

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.

(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amount of futures contracts outstanding during the six months ended September 30, 2013, which is indicative of the volume of this derivative type, was approximately $20,586,000.

23

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

11  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At September 30, 2013, the hierarchy of inputs used in valuing the Fund’s investments and open derivative instruments, which are carried at value, were as follows:

Asset Description	Level 1	Level 2	Level 3	Total

Tax-Exempt Investments	$—	$508,160,749	$—	$508,160,749

Total Investments	$—	$508,160,749	$—	$508,160,749

Liability Description

Futures Contracts	$(203,983)	$—	$—	$(203,983)

Total	$(203,983)	$—	$—	$(203,983)

The Fund held no investments or other financial instruments as of March 31, 2013 whose fair value was determined using Level 3 inputs. At September 30, 2013, there were no investments transferred between Level 1 and Level 2 during the six months then ended.

24

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Board of Trustees’ Contract Approval

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuation is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 23, 2013, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished by each adviser to the Eaton Vance Funds (including information specifically requested by the Board) for a series of meetings of the Contract Review Committee held between February and April 2013, as well as information considered during prior meetings of the committee. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

•	An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

•	An independent report comparing each fund’s total expense ratio and its components to comparable funds;

•

An independent report comparing the investment performance of each fund (including, where relevant, yield data, Sharpe ratios and information ratios) to the investment performance of comparable funds over various time periods;

•	Data regarding investment performance in comparison to benchmark indices and customized peer groups, in each case as approved by the Board with respect to the funds;

•

For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other accounts (including mutual funds, other collective investment funds and institutional accounts) using investment strategies and techniques similar to those used in managing such fund;

•	Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management and Trading

•	Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

•

Information about the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through client commission arrangements and the fund’s policies with respect to “soft dollar” arrangements;

•	Data relating to portfolio turnover rates of each fund;

•	The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

•	Information about each adviser’s processes for monitoring best execution of portfolio transactions, and other policies and practices of each adviser with respect to trading;

Information about each Adviser

•	Reports detailing the financial results and condition of each adviser;

•

Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

•	Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

•	Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;

•

Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

•	Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

•

A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers, including with respect to regulatory and compliance issues, investment management and other matters;

25

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Board of Trustees’ Contract Approval — continued

Other Relevant Information

•	Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

•	Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

•	The terms of each advisory agreement.

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2013, with respect to one or more funds, the Board met eight times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met eight, twenty-one, five, nine and thirteen times respectively. At such meetings, the Trustees participated in investment and performance reviews with the portfolio managers and other investment professionals of each adviser relating to each fund. The Board and its Committees considered the investment and trading strategies used in pursuing each fund’s investment objective, including, where relevant, the use of derivative instruments, as well as processes for monitoring best execution of portfolio transactions and risk management techniques. The Board and its Committees also evaluated issues pertaining to industry and regulatory developments, compliance procedures, fund governance and other issues with respect to the funds, and received and participated in reports and presentations provided by Eaton Vance Management and other fund advisers with respect to such matters.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuation of the investment advisory agreement of Eaton Vance National Limited Maturity Municipal Income Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund. In particular, the Board considered, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal obligations. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

26

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Board of Trustees’ Contract Approval — continued

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices and assessed the Fund’s performance on the basis of total return and current income return. The Board’s review included comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2012 for the Fund. The Board considered the impact of extraordinary market conditions in recent years on the Fund’s performance in light of, among other things, the Adviser’s efforts to generate competitive levels of tax exempt current income over time through investments that, relative to its peer universe, focus on higher quality municipal bonds with longer maturities. The Board noted that the Adviser had taken action to restructure the Fund’s portfolio as part of a long-term strategy for managing interest rate risk, consistent with the Fund’s objective of providing current income. The Board concluded that the Fund’s performance had been satisfactory on the basis of current income return, and that it was appropriate to continue to monitor the effectiveness of the actions taken by the Adviser to improve Fund performance on the basis of total return, which the Board noted had improved for periods ended as of December 31, 2012.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by the Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and the Fund’s total expense ratio for the year ended September 30, 2012, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on Fund expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions taken by management in recent years to reduce expenses at the Eaton Vance fund complex level, including the negotiation of reduced fees for transfer agency and custody services.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationships with the Fund, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Fund and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the Fund currently shares in the benefits from economies of scale. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, will allow the Fund to continue to benefit from economies of scale in the future.

27

Eaton Vance

National Limited Maturity Municipal Income Fund

September 30, 2013

Officers and Trustees

Officers of Eaton Vance National Limited Maturity Municipal Income Fund

Cynthia J. Clemson

President

Payson F. Swaffield

Vice President

Maureen A. Gemma

Vice President, Secretary and

Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Trustees of Eaton Vance National Limited Maturity Municipal Income Fund

Ralph F. Verni

Chairman

Scott E. Eston

Benjamin C. Esty

Thomas E. Faust Jr.*

Allen R. Freedman

William H. Park

Ronald A. Pearlman

Helen Frame Peters

Lynn A. Stout

Harriett Tee Taggart

*	Interested Trustee

28

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

29

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Investment Adviser

Boston Management and Research

Two International Place

Boston, MA 02110

Administrator

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

200 Clarendon Street

Boston, MA 02116

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

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